UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

INFODATA SYSTEMS INC.
_________________________________________________________________
(Exact name of Registrant as specified in its charter)

Virginia	0-10416	16-0954695
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13454 Sunrise Valley Drive, Suite 500, Herndon, Virginia	20171
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 934-5205

Not Applicable
_____________________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Departure of Director. Not applicable.

(b) Departure of Officer. Not applicable.

    (c)                     Appointment of New Officer.   Effective on November 15, 2004, the Registrant appointed Mr. Troy Hartless as its Senior Vice President and Chief Operating Officer, responsible for Sales, Consulting, Marketing, Product Management and Customer Support for all divisions of the Registrant. Mr. Hartless joined Infodata in 2002, as Vice President of Sales and Marketing, responsible for Global Sales, Product Management, Business Development and Corporate Marketing efforts. In 2003, he was appointed Vice President and General Manager of the Public Sector, responsible for the Sales and Consulting organizations for software and services in both the Federal and Commercial markets. Prior to joining Infodata, Mr. Hartless was Executive Vice President of Solutions Technology International, a software and services company serving the re-insurance industry. Mr. Hartless also served at Ikimbo, Inc., as Senior Vice President, Operations, and formerly as Vice President, Product and Business Development. Early in his career, Mr. Hartless served for five years with Ericsson and General Electric where he held various positions in the International division and in Marketing and Product Management. Mr. Hartless is 34 years old, and earned his Bachelor’s degree in Business Management with a concentration in Marketing from Liberty University.

(d) Election of New Director. Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFODATA SYSTEMS INC.

Date: November 15, 2004	/s/ Norman F. Welsch
Norman F. Welsch
Chief Financial Officer